Exhibit 10.51

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is entered into as of the First Amendment Closing Date (as defined below) by and between IBIO CDMO LLC, a Delaware limited liability company (“Borrower”), and WOODFOREST NATIONAL BANK, a national banking association, as lender (in such capacity, “Lender”).

RECITALS

A.Borrower and Lender entered into that certain Credit Agreement dated November 1, 2021 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

B.Borrower and Lender have agreed to enter into certain agreements and amendments to certain provisions of the Credit Agreement and the other Loan Documents.

C.Borrower and Lender are willing to enter into the requested agreements and amendments set forth herein, subject to and conditioned upon the terms and conditions set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises herein contained, the mutual benefits to be derived herefrom and other good and valuable consideration received by each party, and each intending to be legally bound hereby, the parties agree as follows:

I.Agreements and Amendments to Credit Agreement. Borrower and Lender agree as follows:
(a)Section 1.1, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“First Amendment” means the First Amendment to Credit Agreement dated as of the First Amendment Closing Date by and between Borrower and Lender.

“First Amendment Closing Date” means October 11, 2022.

“Fraunhofer” means Fraunhofer USA, Inc. a Rhode Island not-for-profit corporation.

“Fraunhofer Letter of Credit” means that certain Irrevocable Standby Letter of Credit [***] dated May 6, 2021 naming Deutsche Bank AG New York Branch, as the Issuer, for the account of Fraunhofer, as the Applicant, in favor of the Parent Guarantor, as the Beneficiary.

“Fraunhofer Settlement Agreement” means that certain Confidential Settlement Agreement and Mutual Release dated April 30, 2021 by and between the Parent Guarantor and Fraunhofer addressing and documenting, among other things, the agreed payment of the Fraunhofer Settlement Amount by Fraunhofer to Parent Guarantor on the date specified therein.

“Fraunhofer Settlement Amount” means the aggregate amount of $5,100,000 as further described in Section 1(c) of the Fraunhofer Settlement Agreement, and, for the avoidance of doubt, referred to as the “Second Installment” in the Fraunhofer Letter of Credit.

(b)Section 1.1, Definitions, of the Credit Agreement is hereby amended by deleting the definition of “Letter of Credit” and each instance where such definition is used in the Credit Agreement, including the Schedules to the Credit Agreement, and the other Loan Documents.
(c)Section 3.2, Term Loan Payments
, of the Credit Agreement is hereby amended by amending and restating clause (b) of such section in its entirety to read as follows:

(b)  Principal payments on the Term Principal Amount in the amount of $250,000 are due and payable on the fifth (5th) day of each month, commencing for the month of October 2022 on the First Amendment Closing Date, and continuing on the fifth (5th) day of each month thereafter through and including the month of March 2023 for a total payment amount of $1,500,000.00.  The outstanding Term Principal Amount, and all accrued and unpaid interest thereon, is due and payable in full on the Maturity Date.

(d)Section 6.4, Letter of Credit
, of the Credit Agreement is hereby deleted in its entirety.
(e)Section 8.1, Items to be Furnished
, of the Credit Agreement is hereby amended (i) for any fiscal year, by amending sub clause (a)(i) of such section to (x) delete the two references therein to “and consolidating” and (y) to add the following proviso at the end of such sub clause to read: “; provided that Borrower shall furnish, or cause to be furnished, to Lender, together with the foregoing deliveries, the statements of income of Borrower as of the end of and for such fiscal year, in Proper Form”; and (ii) solely for the fiscal year ending June 30, 2022, by amending and restating sub clause (a)(i) of such section in its entirety to read as follows:

(a)(i) Annual Financial Statements. No later than 120 days after the last day of each fiscal year of Parent Guarantor, the audited balance sheet and related statements of income, retained earnings, and cash flows of Parent Guarantor and its Subsidiaries (including Borrower), showing the consolidated financial condition and results of operations of Parent Guarantor and its Subsidiaries (including Borrower) as of the end of and for such fiscal year, in each case setting out in comparative form the figures for the previous fiscal year, all reported on by a firm of independent certified public accountants of recognized national or regional standing and accompanied by a report from such independent certified public accountants confirming that such consolidated financial statements were prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the consolidated financial condition and results of operations of Parent Guarantor and its Subsidiaries; provided that Borrower shall furnish, or cause to be furnished, to Lender, together with the foregoing deliveries, the statements of income of Borrower as of the end of and for such fiscal year, in Proper Form.

(f)Section 8.1, Items to be Furnished
, of the Credit Agreement is hereby amended for each fiscal quarter, including, for the avoidance of doubt, the fiscal quarter ended September 30, 2022, by amending and restating sub clause (a)(ii) of such section in its entirety to read as follows:

(a)(ii) Interim Financial Statements. Promptly after preparation, and no later than 45 days after the last day of each March, June, September and December, the unaudited balance sheet and related statements of income, retained earnings, and cash flows of Parent Guarantor and its Subsidiaries (including Borrower), prepared by Parent Guarantor, showing the consolidated financial condition and results of operations of Parent Guarantor and its Subsidiaries (including Borrower) as of the end of and for such period and the then-elapsed portion of the fiscal year, in each case setting out in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer of Parent Guarantor and, as to its consolidated financial statements, of Borrower as presenting fairly in all material respects the financial condition and result of operations of Parent Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that Borrower shall furnish, or cause to be furnished, to Lender, together with the foregoing deliveries, the statements of income of Borrower as of the end of and for such fiscal quarter, in Proper Form.

(g)Section 8.1, Items to be Furnished
, of the Credit Agreement is hereby amended by adding a new section (h) at the end of such section to read as follows:

(h) Cash Flow.  Every other Friday, commencing on the first Friday after the First Amendment Closing Date, (i) a report detailing cash flow expenditures of Borrower and Parent Guarantor for the two weeks prior to such date and (b) an updated monthly cash flow forecast with respect to Borrower and Parent Guarantor covering the following twelve months from such date, in each case, in Proper Form.

(h)Section 11.11, Letter of Credit
, of the Credit Agreement is hereby deleted in its entirety.
(i)Guaranty First Amendment.  Borrower and Lender hereby acknowledge the Guaranty First Amendment as set forth in the Guarantor’s Consent and Agreement and Amendment attached to this First Amendment and agree that such Guaranty First Amendment shall be effective as of the First Amendment Closing Date.

(j)Fraunhofer Settlement Payment.  Borrower shall pay, or shall request and cause Parent Guarantor to pay, within two (2) Business Days of Parent Guarantor’s receipt of payment from Fraunhofer, or, as and if applicable, pursuant to the Fraunhofer Letter of Credit, of the Fraunhofer Settlement Amount the full amount of such Fraunhofer Settlement Amount to Lender, without any setoffs, counterclaims or holdbacks of any sort.  Upon Parent Guarantor’s receipt of payment from Fraunhofer, or, as and if applicable, pursuant to the Fraunhofer Letter of Credit, of the Fraunhofer Settlement Amount, any failure of Borrower to pay, or any failure of Borrower to request and cause Parent Guarantor to pay, the full amount of such Fraunhofer Settlement Amount to Lender, within the time period provided in the previous sentence, shall be an immediate Default under the Credit Agreement, without the benefit of any grace periods.  Borrower agrees and acknowledges that to the extent Parent Guarantor does not receive payment directly from Fraunhofer, or, as and if applicable, pursuant to the Fraunhofer Letter of Credit, of the Fraunhofer Settlement Amount when due, then Lender, to the extent Lender has been named and appointed as Beneficiary under the Fraunhofer Letter of Credit, in Lender’s capacity as Beneficiary, may make demand for payment of the Fraunhofer Settlement Amount under the Fraunhofer Letter of Credit.  For the avoidance of doubt, Lender, to the extent Lender has been named and appointed as Beneficiary under the Fraunhofer Letter of Credit, is fully authorized to make such demand for payment under the Fraunhofer Letter of Credit.  From and after the First Amendment Closing Date until Lender receives the full amount of the Fraunhofer Settlement Amount, or Lender otherwise receives such payment in its capacity as Beneficiary under the Fraunhofer Letter of Credit, Borrower shall (a) provide prompt notice to Lender of any correspondence or documentation received or submitted by Parent Guarantor or Borrower in respect of the Fraunhofer Settlement Agreement and any matters related thereto, (b) not enter into, or shall not permit Parent Guarantor to enter into, any amendments or make any changes to the Fraunhofer Settlement Agreement, without the prior written consent of Lender, and (c) shall provide written updates on a weekly basis, or at such additional times as requested by Lender, with respect to Borrower’s and Parent Guarantor’s efforts to name Lender as, and replace Parent Guarantor as, the Beneficiary under the Fraunhofer Letter of Credit.  For the avoidance of doubt, until such time as Lender (i) is named as Beneficiary under the Fraunhofer Letter of Credit, if at all, and (ii) receives full payment, if ever, with respect to the Fraunhofer Settlement Amount pursuant to a draw under the Fraunhofer Letter of Credit, the payment obligations of Borrower and Parent Guarantor, as applicable, to Lender with respect to the Fraunhofer Settlement Amount set forth in this Section I(j) shall be secured by the Security Documents for all purposes.
(k)JPM Letter of Credit.  Borrower and Lender agree and confirm that, as of the First Amendment Closing Date, the Letter of Credit is hereby released and terminated and is of no further force and effect; provided, that on the First Amendment Closing Date, Lender shall have provided a signed and dated letter to JPM stating that the Letter of Credit is released and terminated and no longer required or words of such effect and Borrower shall have provided any other required documentation as may be requested by JPM.
II.Conditions Precedent to the Effectiveness of First Amendment.  This First Amendment shall be effective upon the satisfaction of the following conditions precedent:
(a)Lender shall have received this First Amendment duly executed by Borrower and Parent Guarantor;

(b)Lender shall have received an Officer’s Certificate and authorizing consent for each of Borrower and Parent Guarantor, in Proper Form;
(c)Lender shall have provided a signed and dated letter to JPM stating that the Letter of Credit is released and terminated and no longer required or words of such effect; and Borrower shall have provided to JPM such other required documentation to obtain evidence of the full release and termination of the Letter of Credit;
(d)Lender shall have received satisfactory documentation to evidence that Parent Guarantor has submitted an irrevocable request that Lender be named as, and replace Parent Guarantor as, the Beneficiary under the Fraunhofer Letter of Credit;
(e)Lender shall have received (i) a principal payment in the amount of $5,500,000 and (ii) the initial principal payment in the amount of $250,000 pursuant to Section 3.2(b) of the Credit Agreement as amended hereby;
(f)the Borrower shall have paid to Lender (i) an amendment fee in the amount of $22,375.00, (ii) any other fees and expenses due and owing under the Credit Agreement, and (iii) all costs and expenses, including reasonable legal fees, payable in connection with this First Amendment to the extent invoiced on or prior to the First Amendment Closing Date;
(g)after giving effect to this First Amendment, no Potential Default or Default shall have occurred and be continuing; and
(h)after giving effect to this First Amendment, no Material Adverse Effect shall have occurred since the Closing Date.
III.Post-Closing Deliverables; Fraunhofer Letter of Credit.
(a)Notwithstanding anything to the contrary in any Loan Document, no later than thirty (30) days (or such longer period of time agreed to by Lender in its discretion acting reasonably) following the First Amendment Closing Date, Lender shall have received (a) evidence of the full release and termination of the Letter of Credit and (b) satisfactory documentation to evidence that Lender has been named as, and replaced Parent Guarantor as, the Beneficiary under the Fraunhofer Letter of Credit.  Any failure by Borrower and/or Parent Guarantor to satisfy the foregoing requirements with respect to the Fraunhofer Letter of Credit within the time period provided will constitute an immediate Default under the Credit Agreement without the benefit of any grace periods; provided, however, that if after undertaking best efforts to name Lender as the Beneficiary under the Fraunhofer Letter of Credit, Borrower determines in its reasonable judgment that it will not be able, due to lack of third party cooperation or such other reason out of its control, to have Lender named as the Beneficiary under the Fraunhofer Letter of Credit and then delivers a written notice to Lender confirming same, then from and after the time of delivery of such notice, no Default shall have occurred with regard to Borrower’s failure to have Lender named as Beneficiary under the Fraunhofer Letter of Credit.  Nothing in the preceding sentence will have any effect on Borrower’s or Parent Guarantor’s obligation, as applicable, to Lender to satisfy the payment requirements set forth in Section I(j).
(b)To the extent all Obligations under the Loan Documents have been paid in full and, at such time, Lender is named as Beneficiary under the Fraunhofer Letter of Credit, then Lender agrees to take all necessary actions to release and terminate or otherwise return to Deutsche Bank AG New York Branch such Fraunhofer Letter of Credit and shall not make any draws thereunder.
IV.Reaffirmation of Representations and Warranties.  To induce Lender to enter into this First Amendment, Borrower hereby reaffirms, as of the First Amendment Closing Date (except as otherwise provided herein or to the extent such representations and warranties speak as to an earlier date or a date certain), its representations and warranties contained in Section 7 of the Credit Agreement, and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

(a)The execution and delivery of this First Amendment and the performance by Borrower of its obligations under this First Amendment are within Borrower’s power, have been duly authorized by all necessary company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Organizational Documents of Borrower or of any agreement binding upon Borrower.

(b)This First Amendment represents the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(c)After giving effect to this First Amendment, since the Closing Date, and, solely with respect to the last sentence of Section 7.10 of the Credit Agreement, since delivery of the financial forecast delivered by Borrower to Lender on September 30, 2022, no change, event or state of affairs has occurred and is continuing which would constitute a Potential Default or a Default.

(d) No exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this First Amendment.

V.Defined Terms.  Terms used herein that are defined in the Credit Agreement, as amended hereby, shall have the same meanings herein, unless the context otherwise requires.
VI.Reaffirmation of Credit Agreement.  This First Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.
VII.Ratification of Liens; Release. The Borrower acknowledges and ratifies, as of the First Amendment Closing Date, the existence and priority of the Liens granted by the Borrower in favor of Lender pursuant to the Security Documents in and to the Collateral and represents, warrants and covenants that such Liens are valid, existing and in full force and effect.  THE Borrower hereby releases, discharges and acquits LENDER from any and all claims, demands, actions, causes of action, remedies, and liabilities of every kind or nature (including without limitation, lender liability) arising out of any act, occurrence, transaction or omission occurring in connection with the Credit Agreement and the other Loan Documents prior to the FIRST AMENDMENT CLOSING DATE.
VIII.Governing Law.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
IX.Invalid Provisions.  If any provision of this First Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this First Amendment shall not be affected or impaired thereby and (b) the parties shall engage in good faith negotiations to replace the illegal, invalid or unenforceable provisions, with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
X.Multiple Counterparts and Electronic Signatures.  This First Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This First Amendment may be transmitted and signed by facsimile, portable document format (PDF), or other electronic means, and shall have the same effect as manually-signed originals and shall be binding on the Loan Parties and Lender, with originals signatures to be delivered to Lender at Lender’s request.
XI.Section Headings.  Section headings in this First Amendment are included for convenience of reference only and shall not affect the interpretation of this First Amendment.
XII.Successors and Assigns.  This First Amendment is binding upon, and inures to the benefit of, the parties hereto and their respective successors and permitted assigns.
XIII.ENTIRETY.  THIS FIRST AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG BORROWER, GUARANTORS AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY BORROWER, GUARANTORS AND LENDER.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BORROWER, GUARANTORS AND LENDER.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed on the First Amendment Closing Date.

BORROWER:

IBIO CDMO LLC,

a Delaware limited liability company

By: /s/  Robert Lutz

Robert Lutz

Authorized Person

Signature Page to First Amendment to Credit Agreement

LENDER:

WOODFOREST NATIONAL BANK

By: /s/Cameron D. Jones

Cameron D. Jones

Senior Vice President

Signature Page to First Amendment to Credit Agreement

GUARANTOR’S consent and agreement and amendment

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this First Amendment, IBIO, INC., a Delaware corporation (“Guarantor”), hereby consents to this First Amendment, and agrees that this First Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed November 1, 2021 (as further amended by the Guaranty First Amendment as defined below, the “Guaranty”) executed by Guarantor in connection with the Credit Agreement.  Guarantor further represents and warrants to Lender that (a) the representations and warranties in the Guaranty are true and correct in all material respects on and as of the First Amendment Closing Date as though made on such date (except to the extent that such representations and warranties specifically relate to an earlier date), (b) after giving effect to this First Amendment and the Guaranty First Amendment, it is in full compliance with all covenants and agreements contained in the Guaranty, (c) after giving effect to this First Amendment and the Guaranty First Amendment, no Potential Default or Default has occurred and is continuing under the Guaranty and (d) the execution and delivery of this Guarantor’s Consent and Agreement and Amendment are within Guarantor’s power and have been duly authorized by all necessary company action.  This Guarantor’s Consent and Agreement and Amendment shall be binding upon Guarantor, and its successors and permitted assigns, and shall inure to the benefit of Lender, and its successors and permitted assigns.

The liquidity covenant contained in Section 18 of the Guaranty is hereby amended, as of the First Amendment Closing Date, as set forth below (herein, the “Guaranty First Amendment”).  Section 18, Liquidity, of the Guaranty is hereby amended by amending and restating such section in its entirety to read as follows:

18. Liquidity. Guarantor shall not permit at any time its Unrestricted Cash balance to be less than (a) $7,500,000, or (b) [***] $5,000,000.  Such Unrestricted Cash balance requirement shall be tested as of (i) the First Amendment Closing Date, (ii) the last day of each fiscal quarter of Guarantor, commencing with the fiscal quarter ended December 31, 2022, and (iii) at such other times requested by Lender in writing.  The Unrestricted Cash balance shall be deposited and maintained in such account(s) agreed to in writing by Guarantor and Lender.

[Signature Page Follows]

GUARANTOR:

IBIO, INC.,

a Delaware corporation

By:   /s/  Robert Lutz

Robert Lutz

Chief Financial and Business Officer

Signature Page to Guarantor’s Consent and Agreement and Amendment to
First Amendment to Credit Agreement